UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2006

STATER BROS. HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-13222

Delaware	33-0350671
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

21700 Barton Road
Colton, California	92324
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 783-5000
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On July 24, 2006, Stater Bros. Holdings Inc. (the “Company”) declared a $5.0 million dividend to La Cadena Investments, the sole shareholder of the Company. The dividend was authorized and approved by the Company’s Board of Directors. The dividend was paid to La Cadena Investments on July 25, 2006.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.

/s/ Phillip J. Smith

By:	Phillip J. Smith
Senior Vice President and
Chief Financial Officer
Date: July 28, 2006